UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 20, 2013

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Campbell Soup Company held its Annual Meeting of Shareowners on November 20, 2013. The final results of voting with respect to each matter are set forth below.
1. Election of Directors

Director	For	Withheld	Broker Non-Votes
Edmund M. Carpenter	262,986,509	2,344,913	22,957,354
Paul R. Charron	264,281,810	1,049,612	22,957,354
Bennett Dorrance	262,862,917	2,468,505	22,957,354
Lawrence C. Karlson	264,459,560	871,862	22,957,354
Randall W. Larrimore	263,235,916	2,095,516	22,957,354
Mary Alice D. Malone	263,051,591	2,279,831	22,957,354
Sara Mathew	263,651,335	1,680,087	22,957,354
Denise M. Morrison	263,752,117	1,579,305	22,957,354
Charles R. Perrin	263,015,146	2,316,276	22,957,354
A. Barry Rand	263,535,916	1,795,506	22,957,354
Nick Shreiber	264,536,763	794,660	22,957,354
Tracey T. Travis	264,501,392	830,030	22,957,354
Archbold D. van Beuren	217,403,494	47,927,928	22,957,354
Les C. Vinney	264,226,602	1,104,820	22,957,354
Charlotte C. Weber	263,033,713	2,297,710	22,957,354

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2014

For	Against	Abstain
286,147,639	1,645,055	498,584
There were no broker non-votes for this proposal.

3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
258,931,030	4,629,371	1,773,524	22,957,354

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 25, 2013
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary